SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2004

Chinawe.com Inc.

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-29169 (Commission File Number)	95-462785 (I.R.S. Employer Identification No.)

c/o Hartman & Craven LLP
488 Madison Avenue
New York, New York 10022
(212) 753-7500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5. OTHER EVENTS
SIGNATURES

ITEM 5. OTHER EVENTS

     Chinawe.com (the “Company”) has entered into an interim servicing agreement (the “Agreement”) with Citigroup Financial Services Inc. (“CFS”) for services relating to the sale of a pool of non-performing loans in Huizhou, Guangdoong Province, China. The services relate to a bundle of non-performing loans (“NPL”) with a face value of approximately USD242 million acquired by CFS from China Great Wall Asset Management Corporation.

     The Company is pleased to be a part of the first successful transaction in which a pool of NPL has been sold by any of the State-owned asset management companies in China to foreign investors without any retained interest. The Company believes this signifies a new approach for the NPL market in China and also reflects the increased level of confidence and interest by foreign investors in the Chinese market.

     The Agreement provides the basis for close cooperation between the Company and CFS for the investment and resolution of non-performing assets in the China market. The Agreement is subject to a contingency period of approximately eight months, during which period formal approval of the relevant Chinese governmental agencies will be sought for the transaction between CFP and China Great Wall Asset Management Corporation. It is the intention of CFP and the Company that the Company will provide substantially the same services during this period as well as upon the issuance of the approval and until the substantial resolution of the NPLs, which will likely last for several years.

     In addition to receiving servicing fees, including a fixed monthly portion and a variable fee based on performance, the servicing arrangement for the transaction with CFS was structured to allow the Company to participate in profit sharing without investing in the pool of assets. This arrangement allows the Company to defer any fund raising exercise to a later date when the benefits of such exercise can be maximized. As most of the servicing fees are payable to the Company upon the closing of the transaction, the full effect of the Agreement will only be reflected after the closing of the transaction which is expected to occur in the second half of this year.

     The Company reached agreement with Great Wall for the employment of certain members from the existing Great Wall team in Guangdong. The Company will continue to add talented team members to complement the existing management team which the Company believes already possess a good mix of industry know-how and local knowledge. The directors believe that the combination of in-depth knowledge of China and professional skills in the servicing industry should give the Company a competitive edge in servicing NPL in China.

     The Company believes the servicing arrangement and the new strategic direction of the Company to become a servicer will enable the Company to continue to operate as a going-concern. Barring unforeseen circumstances, the Company is expected to show positive operating results this year. The directors believe that the focus on NPL and the strategic direction as a servicer and investor may form the basis for potential growth for the Company in the near and long term future. The Company is currently evaluating its potential involvement in future NPL transactions. The Company plans to focus on the NPL business as its core business and its current e-business is expected to diminish in importance with respect to revenue and profit.

     Chinawe.com is an on-line financial services broker turned servicer specializing in non-performing assets in China. The new role as a servicer and investor not only provides the Company a new source for potential revenue, but also high growth potential in an industry that currently has relatively few competitors.

     This Current Report on Form 8-K contains various forward-looking statements that are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements may include, without limitation, management’s expectations regarding: the Company’s future financial and operating performance and financial condition; the closing and outcome of the pending transaction described herein; industry conditions; and the Company’s liquidity and needs for additional financing.

     Such statements are subject to certain risks, uncertainties, assumptions and other factors, many of which are outside the Company’s control that could cause actual results to differ materially from such statements. Without limitation these factors include: the risks associated with the implementation of our business strategy, uncertainty concerning the effects of our pending transaction with CFS and China Great Wall Asset Management Corporation, risks associated with the non-performing loan industry, risks associated with the Asian and Chinese economies, the effects of vigorous competition in the markets in which we operate and acts of terrorism. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. The Company does not intend to update these forward-looking statements prior to its next required filing with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINAWE.COM INC.

By:	/S/ Man Ying Ken Wai

Name: MAN YING KEN WAI
Title: Vice President

Dated:  May 7, 2004